De Meo, Young, McGrath
A Professional Services Company

SUITE 517	SUITE 459
2400 EAST COMMERCIAL BOULEVARD	2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308	BOCA RATON, FLORIDA 33431
(954) 351-9800	(561) 447-9800
FAX (954) 938-8683	FAX (561) 391-8856
dym@dymco.net	boca@dymco.net
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Robert E. McGrath, CPA	Anthony De Meo, CPA*, ABV,PFS, CFF
Roberta N. Young, CPA	Michael I. Bloom, CPA
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*regulated by the State of Florida

July 5, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: Medical Connections Holdings, Inc.

We have read the statements that we understand Medical Connections Holdings, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements under made under Item 4.01.

Yours truly,

/s/ De Meo, Young, McGrath

DYM
MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS:  MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION;
PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● INSTITUTE OF BUSINESS APPRAISERS